UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)
	600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)
(312) 642-3700 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on June 20, 2013. The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring in 2014, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Eric D. Belcher	44,855,014	187,095	1,889,721
Jack M. Greenberg	43,373,365	1,668,744	1,889,721
Linda S. Wolf	44,356,447	685,662	1,889,721
Charles K. Bobrinskoy	44,356,407	685,702	1,889,721
J. Patrick Gallagher, Jr.	44,356,447	685,662	1,889,721
David Fisher	44,356,447	685,662	1,889,721
Julie M. Howard	44,806,016	236,093	1,889,721

Proposal No. 2: Ratification of Appointment of Ernst & Young LLP to Serve as the Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2013

The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved as follows:

FOR	AGAINST	ABSTAIN
46,744,945	75,686	111,199

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: June 26, 2013	By:	/s/	Joseph M. Busky
	Name:		Joseph M. Busky
	Title:		Chief Financial Officer